EXHIBIT 4.1


                         AVIS GROUP HOLDINGS, INC.,
                                 As Issuer,

                         THE SUBSIDIARY GUARANTORS
                         Named on Schedule I hereto

                                    AND

                           THE BANK OF NEW YORK,
                                 As Trustee


                           SUPPLEMENTAL INDENTURE

                         Dated as of April 2, 2001

          Supplementing the Indenture, Dated as of June 30, 1999,
                      among Avis Group Holdings, Inc.
                 (formerly known as Avis Rent A Car, Inc.),
               the Subsidiary Guarantors parties thereto and
                           The Bank of New York,
                                 as Trustee



                                $500,000,000

                   11% SENIOR SUBORDINATED NOTES DUE 2009





               THIS SUPPLEMENTAL INDENTURE, dated as of April 2, 2001 (this "Supplemental Indenture"), is by and among (i) Avis Group Holdings, Inc. (formerly known as Avis Rent A Car, Inc.), a Delaware corporation (the "Company"), as issuer of the 11% Senior Subordinated Notes due 2009 (the "Notes"), (ii) each of the Subsidiary Guarantors set forth on Schedule I hereto (collectively, the "Fleet Guarantors") and (iii) The Bank of New York, as trustee (the "Trustee").

               WHEREAS, the Company, certain Subsidiary Guarantors parties thereto (including the Fleet Guarantors) and the Trustee heretofore executed and delivered an Indenture, dated as of June 30, 1999 (the "Indenture"); and

               WHEREAS, pursuant to the Indenture the Company issued and the Trustee authenticated and delivered $500 million aggregate principal amount of the Securities, which Securities were guaranteed by each of the Company's Subsidiaries set forth in the definition of "Subsidiary
Guarantor" in the Indenture; and

               WHEREAS, on March 1, 2001, Avis Acquisition Corp. ("Merger Sub"), a Delaware corporation and an indirect wholly-owned subsidiary of Cendant Corporation ("Cendant"), merged with and into the Company (the "Avis Merger"); and

               WHEREAS, upon the consummation of the Avis Merger, PHH Corporation, a Maryland corporation ("PHH") purchased all of the outstanding capital stock of Avis Fleet Leasing and Management Corp., a Texas corporation ("AFL") and at the time of such purchase a direct, wholly-owned subsidiary of the Company (the "Avis Fleet Transaction"); and

               WHEREAS, each of the Fleet Guarantors (other than AFL) is a wholly-owned subsidiary of AFL; and

               WHEREAS, the Fleet Guarantors and The Chase Manhattan Bank, a New York banking corporation, as administrative agent (the "Administrative Agent") for the lenders under the Senior Credit Agreement (the "Lenders"), have entered into the Release Agreement, dated March 1, 2001 (the "Release Agreement"), pursuant to which the Administrative Agent and the Lenders agreed to release each of the Fleet Guarantors from its obligations under the Guarantee and Collateral Agreement, dated as of June 30, 1999, made by each of the signatories thereto in favor of the Administrative Agent for the benefit of the Lenders; and

               WHEREAS, Section 11.2 of the Indenture provides that upon the sale or disposition of a Subsidiary Guarantor to a Person which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture, such Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee will terminate, provided that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate upon such release, sale or transfer; and

               WHEREAS, pursuant to the Avis Merger and the Avis Fleet Transaction, the Fleet Guarantors were sold to a Person not a Subsidiary of the Company; and

               WHEREAS, as a result of the Release Agreement, the Fleet Guarantors have no outstanding guarantees with respect to the Senior Credit Agreement, and have no obligations in connection with any other
Indebtedness of the Company;

               NOW, THEREFORE, the Company, the Fleet Guarantors listed on
Schedule I hereto and the Trustee agree as follows:


                                 ARTICLE I
                           RELEASE OF GUARANTORS

               SECTION 1.1. Release of Guarantors. In accordance with
Section 11.2 of the Indenture, the Subsidiary Guarantees issued by the Fleet Guarantors under the Indenture are hereby discharged and released.

               SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                 ARTICLE II
                               MISCELLANEOUS

               SECTION 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Fleet Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

               SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

               SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

               SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects confirmed and preserved.

               SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939 (the "TIA"), the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

               SECTION 2.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

               SECTION 2.8. Headings. The Article and Section headings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

               SECTION 2.9. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Supplemental Indenture.

               SECTION 2.10. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Fleet Guarantors shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

               SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Fleet Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this Supplemental Indenture.

               SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

               SECTION 2.13. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

               SECTION 2.14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Fleet Guarantor, as such, shall have any liability for any obligations of the Company or the Fleet Guarantors under the Indenture, the Supplemental Indenture, the Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

               SECTION 2.15. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


               IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                    AVIS GROUP HOLDINGS, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President, General
                                              Counsel and Secretary


                                    AVIS FLEET LEASING AND
                                    MANAGEMENT CORPORATION

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President and
                                              Secretary


                                    PHH CANADIAN HOLDINGS, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President and
                                              Secretary


                                    PHH VEHICLE MANAGEMENT SERVICES, LLC

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Senior Vice President and
                                              Secretary


                                    DEALERS HOLDING, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President and
                                              Secretary


                                    WILLIAMSBURG MOTORS, INC.

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    EDENTON MOTORS, INC.

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    PHH DEUTSCHLAND, INC.

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    WRIGHT EXPRESS LLC

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    PHH/PAYMENTECH, LLC

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    WRIGHT EXPRESS SOLUTIONS AND
                                    TECHNOLOGIES, LLC

                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title:  Vice President - Tax


                                    PHH SOLUTIONS AND TECHNOLOGIES, LLC


                                    By: /s/ Richard S. Jacobson
                                       -------------------------------
                                       Name:  Richard S. Jacobson
                                       Title: Vice President - Tax


                                    AFL MANAGEMENT SERVICES, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Scalfani
                                       Title: Vice President, General
                                              Counsel and Secretary


                                    VMS HOLDINGS, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President, General
                                              Counsel and Secretary


                                    ROADSMITH, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President and
                                              Secretary


                                    FAH COMPANY, INC.

                                    By: /s/ Karen C. Sclafani
                                       -------------------------------
                                       Name:  Karen C. Sclafani
                                       Title: Vice President, General
                                              Counsel and Secretary


                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By: /s/ Julie Salovitch-Miller
                                       -------------------------------
                                       Name:  Julie Salovitch-Miller
                                       Title: Vice President



                                 Schedule I

                              Fleet Guarantors

Avis Fleet Leasing and Management Corporation
PHH Canadian Holdings, Inc.
PHH Vehicle Management Services, LLC
Dealers Holding, Inc.
Williamsburg Motors, Inc.
Edenton Motors, Inc.
PHH Deutschland, Inc.
Wright Express LLC
PHH/Paymentech, LLC
PHH Solutions and Technologies, LLC
Wright Express Solutions and Technologies, LLC
Roadsmith, Inc.
FAH Company, Inc.
AFL Management Services, Inc.
VMS Holdings, Inc.